UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2003

First Virtual Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23305	77-0357037
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Bridge Parkway, Suite 200, Redwood City, California	94065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 801-6300

Not Applicable.
(Former name or former address, if changed since last report.)

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 3.1
EXHIBIT 99.1

Item 5. Other Events.

     On June 30, 2003, First Virtual Communication, Inc. (the “Company”) announced that its Board of Directors approved a 1-for-5 reverse stock split of the Company’s outstanding common stock, effective at 5:00 PM EDT on June 27, 2003. The reverse stock split was previously approved by the Company’s stockholders at the annual meeting of stockholders held on June 13, 2003.

     The Company’s common stock began trading on the Nasdaq SmallCap Market on a post-reverse split basis as of the opening of trading on June 30, 2003. The Company’s common stock will trade under the symbol “FVCXD” from June 30, 2003 until July 29, 2003, at which point it will resume trading under the symbol “FVCX.” As a result of the reverse stock split, the shares of the Company’s common stock possess a new CUSIP number: 337484 30 7.

     To effect the reverse stock split, the Company filed an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware on June 26, 2003, a copy of which is attached hereto as Exhibit 3.1.

     For additional information, reference is made to the Company’s press release dated June 30, 2003, a copy of which is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

3.1	Amendment to Amended and Restated Certificate of Incorporation of First Virtual Communications, Inc.

99.1	Press release dated June 30, 2003 of First Virtual Communications, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST VIRTUAL COMMUNICATIONS, INC.

	By:	/s/ Truman Cole

Truman Cole Chief Financial Officer

Date: June 30, 2003

INDEX TO EXHIBITS

3.1	Amendment to Amended and Restated Certificate of Incorporation of First Virtual Communications, Inc.

99.1	Press release dated June 30, 2003 of First Virtual Communications, Inc.